UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

enCore Energy Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41489	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Berkshire Lane, Suite 210

Dallas, TX 75225

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (361) 239-2025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, no par value	EU	The Nasdaq Capital Market LLC TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 19, 2025, the Company issued a press release announcing its intention to offer $75 million aggregate principal amount of its convertible senior notes due 2030 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. On August 20, 2025, the Company issued a press release announcing the pricing of the Notes and the upsize of the offering of the Notes to $100 million aggregate principal amount. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information and exhibits furnished pursuant to Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1*	Launch Press Release issued by enCore Energy Corp., dated August 19, 2025

99.2*	Pricing Press Release issued by enCore Energy Corp., dated August 20, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	This Exhibit is intended to be furnished to, and not filed with, the Commission pursuant to General Instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY CORP.

By:	/s/ Robert Willette
Robert Willette
Acting Chief Executive Officer and Chief Legal Officer

Dated: August 20, 2025